UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On August 26, 2013, Karen Seaberg, Laidacker M. Seaberg, Cloud L. Cray, Jr., Cray Family Management LLC and Cray MGP Holdings LP (the “Cray Group”) issued a news release, which is attached hereto as Exhibit 1.  The Cray Group, along with John P. Bridendall and M. Jeannine Strandjord (together with the Cray Group, the “Participants”), are soliciting proxies for the MGP Ingredients, Inc. (the “Company”) 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”).

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO HOLDERS OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK ON OR ABOUT JULY 12, 2013.

Exhibit 1

FOR IMMEDIATE RELEASE

CRAY GROUP RESPONDS TO DELAY IN MGP INGREDIENTS, INC. ANNUAL MEETING

Atchison, Kansas-August 26, 2013—The Cray Group expressed its extreme disappointment with  an order issued on August 22 by the Kansas Court of Appeals which has the effect of delaying for at least sixty days the MGP Ingredients, Inc. Annual Meeting of Stockholders that had been scheduled to be held on August 23, 2013, at 10:00 a.m. The members of the Cray Group include Bud Cray, Karen Seaberg, Laidacker M. Seaberg, Cray Family Management LLC and Cray MGP Holdings LP.

We believe the action of MGP’s CEO, Tim Newkirk, and its other directors, John Speirs, Michael Braude, John Byom, Gary Gradinger, Linda Miller, and Daryl Schaller (the “Other Directors”) in seeking this appeal and delaying the Annual Meeting has thwarted the will of the stockholders and is motivated solely by entrenchment. The shareholders had spoken resoundingly through their votes as of the date of the scheduled Annual Meeting that they wanted a change in leadership, executive compensation, and governance. The preliminary tabulation we received from our proxy solicitor on the day of the scheduled meeting, which does not include votes by registered holders or revocations that were received by MGP, showed that John Bridendall, our nominee for election by MGP’s Common Stockholders, had received more than 10.9 million votes out of a total of approximately 12.9 million votes cast, which was more than five times the number of votes that John Speirs had received. This preliminary tabulation also showed that our solicitation to vote against the advisory proposal on executive compensation resulted in a vote of more than 80% of the votes cast being cast against approval of the MGP executive compensation program, and that all of our governance reform proposals, other than confidential voting, had received votes constituting more than a majority of the outstanding shares of common stock. While we appreciate that votes could technically have been revoked or changed prior to the closing of the polls at the Annual Meeting if it had been held as scheduled on August 23, we believe it is highly improbable this would have changed the anticipated results and that the CEO and the Other Directors sought to delay that outcome and thereby disenfranchise stockholders.

The Cray Group’s campaign will continue until the Company holds the Annual Meeting which stockholders are entitled to have as a matter of law. We plan to pursue all of our available legal remedies to seek a prompt reconvening of the Annual Meeting.

We originally estimated our expenses for undertaking this proxy contest to be $400,000. As a result of the needless litigation and responses to soliciting material by MGP, our estimated expenses have risen to $650,000. MGP estimated that its expenses for the proxy contest would be $500,000, and we expect that the actual expenses will be much greater than that amount, which we call upon MGP to disclose. This wasteful expense is on top of the more than $3,000,000 in severance payments and benefits granted by the Other Directors to the CEO and three other officers in response to this proxy contest.

In light of the compelling mandate from stockholders reflected in these votes, we urge the CEO and the Other Directors to cease their efforts to delay the Annual Meeting. We believe that any continued efforts on the part of the Company to further delay the Annual Meeting through litigation are in direct conflict with this mandate and constitute a waste of corporate assets, as the stockholders receive no benefit from the continuation of a dispute which has clearly been resolved by this shareholder mandate. We urge MGP stockholders to communicate their strong desire for a prompt reconvening of the Annual Meeting by either writing to the Other Directors at  MGP Ingredients, Inc., Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas, 66002 or by contacting them through the online tool provided at http://ir.mgpingredients.com/contactBoard.cfm .

3 EASY WAYS TO VOTE

1.              Vote by Telephone.  Call the toll-free number listed on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

2.              Vote by Internet.  Go to the website listed on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

3.              Vote by Mail.  Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

All you have to do is vote the GOLD proxy card or voting instruction form that was included with this letter.  It will supersede any original proxy that you submitted.  Do NOT return the white proxy from MGP Ingredients.

If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do not sign or return any white proxy card or follow any voting instructions provided by MGPI management unless you intend to change your vote, because only your latest-dated proxy will be counted.  If you have already sent a proxy card to MGPI, you may revoke it and vote on the GOLD card simply by signing, dating and returning the enclosed GOLD proxy card.  Please do not return any white proxy card; it will revoke any GOLD card you have previously signed.

STREET NAME SHAREHOLDERS:  IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY THEY CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS.

If you have any questions or require any assistance in executing your GOLD proxy card, please call or e-mail:

D.F. King & Co., Inc.
Toll-free:  (800) 859-8509
E-MAIL: MGPI@DFKING.COM

NOTICE TO INVESTORS

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).  SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS.  THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO COMMON AND PREFERRED STOCKHOLDERS ON OR ABOUT JULY 12, 2013.